UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 9, 2013, the Board of Directors of ZAIS Financial Corp. (the "Company") approved certain amendments updating the Company's Code of Conduct and Ethics (the “Code”). The Code was originally adopted prior to the Company’s initial public offering on February 7, 2013 and the Board determined that certain provisions were inappropriate and unnecessary for the independent directors, who joined the Company in connection with its initial public offering, and duplicative of requirements applicable to officers of the Company already covered under the external manager's code of conduct.

A copy of the revised Code of Conduct and Ethics is attached as Exhibit 14.1 to this Current Report on Form 8-K and is also available on the Company's website at www.zaisfinancial.com. Information on the Company's website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
14.1	Code of Conduct and Ethics, dated May 9, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS FINANCIAL CORP.

By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive Officer

Date: May 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Conduct and Ethics, dated May 9, 2013.